Exhibit 99.1
Dollar Tree, Inc. Reports Results for the Fourth Quarter Fiscal 2023

•Same-Store Net Sales: Dollar Tree +6.3%; Family Dollar -1.2%; Enterprise +3.0%
•Comparable Transaction Count: Dollar Tree +7.1%; Family Dollar +0.7%
•Diluted Loss per Share of $7.85
•Results Include a $594.4 Million Charge for Portfolio Optimization Review, a $1.07 Billion Goodwill Impairment Charge, and a $950 Million Trade Name Intangible Asset Impairment Charge.
•Adjusted Earnings per Share (EPS) of $2.55, Including $0.17 of Costs Primarily Related to General Liability Claims.
•Quarter and Annual Results Reflect Extra Week as Fiscal 2023 was a 53-Week Year.
•Portfolio Optimization Review Identifies Approximately 600 Family Dollar Stores for Closure in First Half of Fiscal 2024 and Approximately 370 Additional Stores as Their Leases Expire.
•Fiscal 2024 Net Sales Outlook Range of $31.0 Billion to $32.0 Billion
•Fiscal 2024 Diluted EPS Outlook Range of $6.70 to $7.30

CHESAPEAKE, Va.--March 13, 2024--Dollar Tree, Inc. (NASDAQ: DLTR) today reported financial results for its fourth quarter ended February 3, 2024.

“We finished the year strong, with fourth quarter results reflecting positive traffic trends, market share gains, and adjusted margin improvement across both segments,” said Rick Dreiling, Chairman and Chief Executive Officer. “While we are still in the early stages of our transformation journey, I am proud of what our team accomplished in 2023 and see a long runway of growth ahead of us. As we look forward in 2024, we are accelerating our multi-price rollout at Dollar Tree and taking decisive action to improve profitability and unlock value at Family Dollar.”

Chief Financial Officer Jeff Davis added, “As an organization, we continue to execute at a high level. Our core operating performance was strong in the fourth quarter, despite some unanticipated developments related to general liability claims.”

Additional Business Highlights

•Opened 219 new stores in the fourth quarter, bringing full-year new store openings to 641
•$3 and $5 center-store merchandise available at approximately 5,000 Dollar Tree stores
•$3, $4, and $5 frozen and refrigerated items available at more than 6,500 Dollar Tree stores
•Net cash provided by operating activities increased $1.07 billion in FY 2023
•Increased free cash flow by $217.2 million compared to FY 2022

Fourth Quarter and Fiscal 2023 Key Operating Results (unaudited)
(Compared to same period fiscal 2022)	Q4 Fiscal 2023	Change	Fiscal 2023	Change

Consolidated Net Sales	$8.63B	11.9%	$30.6B	8.0%

Same-Store Net Sales Growth:
Dollar Tree Segment	6.3%		5.8%
Family Dollar Segment	(1.2%)		3.2%
Enterprise	3.0%		4.6%

Operating Income	($1.89B)	NM	($882M)	NM
Diluted EPS	($7.85)	NM	($4.55)	NM

Adjusted Operating Income[1]	$749M	21.2%	$1.79B	(20.0%)
Adjusted Diluted EPS[1]	$2.55	25.0%	$5.89	(18.3%)
[1]Adjustments are due to charges related to legal reserves, store optimization review, and annual impairment testing of goodwill and non-amortizing intangible assets. See “Reconciliation of Non-GAAP Financial Measures” below for detailed schedules of these charges.

Fourth Quarter Results

Unless otherwise noted, all comparisons are between the 14 weeks ended February 3, 2024, and the 13 weeks ended January 28, 2023.

Consolidated net sales increased 11.9% to $8.63 billion. Enterprise same-store net sales increased 3.0%, driven by a 4.6% increase in traffic, partially offset by a 1.5% decline in average ticket. Dollar Tree same-store net sales increased 6.3%, driven by a 7.1% increase in traffic, partially offset by a 0.7% decline in average ticket. Family Dollar’s same-store net sales decreased 1.2%, driven by a 0.7% increase in traffic, partially offset by a 2.0% decline in average ticket.

Gross profit increased 16.2% to $2.77 billion and gross margin expanded 120 basis points to 32.1%. Gross margin expansion was driven by lower freight costs, sales leverage, the impact of the 53rd week in fiscal 2023, and higher allowances, offset by product cost inflation, unfavorable sales mix, elevated shrink, and higher distribution and markdown costs. On a non-GAAP basis, which excludes distribution and markdown costs related to the store portfolio optimization review, adjusted gross profit increased 19.8% to $2.86 billion and adjusted gross margin expanded 220 basis points to 33.1%.

Selling, general and administrative expenses were 54.0% of total revenue, compared to 22.9%. The increase was due to a non-cash goodwill impairment charge, a non-cash trade name impairment charge, a non-cash store asset impairment charge, a litigation charge, unfavorable development of general liability claims, labor investments in store and field payroll, investments in repairs and maintenance, and higher depreciation and amortization, partially offset by sales leverage, the impact of the 53rd week in fiscal 2023, and lower utility costs. On a non-GAAP basis, which excludes the impairment and litigation charges, adjusted selling, general and administrative costs were 24.4% of total revenue.

Operating loss was $1.89 billion and operating margin was -21.9%. On a non-GAAP basis, adjusted operating income increased 21.2% to $749.1 million and adjusted operating margin expanded 70 basis points to 8.7%.

The Company’s effective tax rate was 10.8%. On a non-GAAP basis, the adjusted effective tax rate was 23.1% compared to 23.4%.

Net loss was $1.71 billion and diluted loss per share was $7.85. On a non-GAAP basis, adjusted net income was $555.7 million and adjusted diluted EPS was $2.55. Adjusted diluted EPS reflects approximately $0.17 of net negative impact, primarily related to unfavorable development of general liability insurance claims.

Given the portfolio review process, the Company did not repurchase any shares during the quarter.

Year-to-Date Results

Unless otherwise noted, all comparisons are between the 53 weeks ended February 3, 2024, and the 52 weeks ended January 28, 2023.

Consolidated net sales increased 8.0% to $30.6 billion. Enterprise same-store net sales increased 4.6%. Dollar Tree same-store net sales increased 5.8%, driven by a 7.4% increase in traffic, partially offset by a 1.5% decline in average ticket. Family Dollar’s 3.2% same-store net sales increase was comprised of a 2.5% increase in traffic along with a 0.7% increase in average ticket.

Gross profit increased 4.3% to $9.31 billion and gross margin declined 110 basis points to 30.4%. The decline in gross margin was driven by elevated shrink, product cost inflation, unfavorable sales mix, and higher distribution and markdown costs, partially offset by lower freight costs, sales leverage, and the impact of the 53rd week in fiscal 2023. On a non-GAAP basis, which excludes distribution and markdown costs related to the store portfolio optimization review, adjusted gross profit increased 5.3% to $9.40 billion and adjusted gross margin declined 80 basis points to 30.7%.

Selling, general and administrative expenses were 33.4% of total revenue, compared to 23.6%. The increase was due to a non-cash goodwill impairment charge, a non-cash trade name impairment charge, a non-cash store asset impairment charge, a litigation charge, labor investments in store and field payroll, unfavorable development of general liability claims, investments in repairs and maintenance, and higher depreciation and amortization, partially offset by sales leverage and the impact of the 53rd week in fiscal 2023. On a non-GAAP basis, which excludes the impairment and litigation charges, adjusted selling, general and administrative costs were 24.9% of total revenue.

Operating loss was $881.8 million and operating margin decreased 1,080 basis points to -2.9%. On a non-GAAP basis, adjusted operating income decreased 20.0% to $1.79 billion and adjusted operating margin decreased 210 basis points to 5.8%.

The Company’s effective tax rate was -1.0%. On a non-GAAP basis, the adjusted effective tax rate was 23.1% compared to 23.5%.

Net loss was $998.4 million and diluted loss per share was $4.55. On a non-GAAP basis, adjusted net income was $1.29 billion and adjusted diluted EPS was $5.89. Adjusted diluted EPS reflects approximately $0.24 of net negative impact, primarily related to unfavorable development of general liability claims.

The Company repurchased 3,905,599 shares for $504.3 million, including applicable excise tax.

Portfolio Optimization Review and Impairments

During the fourth quarter of fiscal 2023, the Company announced that it had initiated a comprehensive store portfolio optimization review which involved identifying stores for closure, relocation, or re-bannering based on an evaluation of current market conditions and individual store performance, among other factors. As a result of this review, we plan on closing approximately 600 Family Dollar stores in the first half of fiscal 2024. Additionally, approximately 370 Family Dollar and 30 Dollar Tree stores will close over the next several years at the end of each store’s current lease term. In the fourth quarter of 2023, we incurred $594.4 million of charges in connection with the store portfolio review. Additionally, we incurred a goodwill impairment charge of $1.07 billion and a trade name intangible asset impairment charge of $950 million. Details of these charges are provided in the Reconciliation of Non-GAAP Financial Measures at the end of this release.

First Quarter and Fiscal 2024 Outlook

“We are introducing an initial fiscal 2024 EPS outlook of $6.70 to $7.30. While we expect current shrink and mix levels to be a headwind in the first half of the year, we are expecting to benefit from favorable freight rates and moderating headwinds from reduced SNAP benefits throughout the year. We are making solid progress on our key growth initiatives and are encouraged by the early results of our business transformation efforts,” Davis added.

Consolidated net sales for full-year fiscal 2024 are expected to range from $31.0 billion to $32.0 billion. The Company expects to deliver a low-to-mid-single digit comparable store net sales increase for the year, comprised of a mid-single-digit increase in the Dollar Tree segment and a low-single-digit increase in the Family Dollar segment. Diluted EPS is expected to range from $6.70 to $7.30.

Our fiscal 2024 outlook reflects approximately $0.15 of EPS benefit from the anticipated Family Dollar store closures, mostly in the second half of the year as we close underperforming stores throughout the first half of fiscal 2024.

The Company expects consolidated net sales for the first quarter will range from $7.6 billion to $7.9 billion, based on a low-to-mid-single digit increase in same-store sales for the enterprise and the Dollar Tree segment and approximately flat same-store sales growth for the Family Dollar segment. Diluted EPS for the quarter is estimated to be in the range of $1.33 to $1.48.

While share repurchases are not included in the outlook, the Company has $1.35 billion remaining under its share repurchase authorization as of February 3, 2024.

Conference Call Information

On Wednesday, March 13, 2024, the Company will host a conference call to discuss its earnings results at 8:00 a.m. Eastern Time. The telephone number for the call is 877-407-3943. A recorded version of the call will be available for seven days after the call and may be accessed by dialing 877-660-6853. The access code is 13744543. A webcast of the call is also accessible through the Investor Relations portion of the Company’s website.

Supplemental financial information for the Fourth Quarter is available on the Investor Relations portion of the Company’s website, at https://corporate.dollartree.com/investors.

Dollar Tree, a Fortune 200 Company, operated 16,774 stores across 48 states and five Canadian provinces as of February 3, 2024. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). From time-to-time, the Company supplements the reporting of its financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP financial measures we have disclosed include adjusted gross profit; adjusted gross margin; adjusted selling, general and administrative expenses; adjusted selling, general and administrative expense rate; adjusted operating income

(loss); adjusted operating income (loss) margin; adjusted net income; adjusted effective tax rate; adjusted diluted earnings per share; and free cash flow.

Reconciliations of the non-GAAP financial measures to the corresponding amounts prepared in accordance with GAAP appears in the tables under the heading “Reconciliation of Non-GAAP Financial Measures” below. These tables provide additional information regarding the adjusted measures.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements relating to our business and financial outlook for fiscal 2024, including without limitation our expectations regarding net sales, comparable store sales and diluted earnings per share for the first fiscal quarter and full fiscal year 2024, and various factors that are expected to impact our quarterly and annual results of operations for fiscal 2024; our selling square footage for fiscal 2024; our plans and expectations regarding our business, including the impact of various initiatives, investments, and reviews on the company’s performance and prospects for long-term growth; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 10, 2023, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc.
Robert A. LaFleur, 757-991-5645
Senior Vice President, Investor Relations
www.DollarTree.com
DLTR-E

DOLLAR TREE, INC.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Net sales	$8,632.9	$7,716.2	$30,581.6	$28,318.2
Other revenue	7.0	4.5	22.2	13.5
Total revenue	8,639.9	7,720.7	30,603.8	28,331.7
Expenses
Cost of sales	5,861.4	5,330.7	21,272.0	19,396.3
Selling, general and administrative expenses, excluding Goodwill impairment	3,600.5	1,771.9	9,144.6	6,699.1
Goodwill impairment	1,069.0	—	1,069.0	—
Selling, general and administrative expenses	4,669.5	1,771.9	10,213.6	6,699.1
Operating income (loss)	(1,891.0)	618.1	(881.8)	2,236.3
Interest expense, net	26.3	28.0	106.8	125.3
Other (income) expense, net	(0.1)	0.1	0.1	0.4
Income (loss) before income taxes	(1,917.2)	590.0	(988.7)	2,110.6
Provision for income taxes	(207.4)	137.8	9.7	495.2
Net income (loss)	$(1,709.8)	$452.2	$(998.4)	$1,615.4
Net earnings (loss) per share:
Basic	$(7.85)	$2.05	$(4.55)	$7.24
Weighted average number of shares	217.9	221.1	219.5	223.2

Diluted	$(7.85)	$2.04	$(4.55)	$7.21
Weighted average number of shares	217.9	221.9	219.5	224.1

Selling, general and administrative expense rate	54.0%	22.9%	33.4%	23.6%
Operating income (loss) margin	(21.9%)	8.0%	(2.9%)	7.9%
Income (loss) before income taxes as percentage of total revenue	(22.2%)	7.6%	(3.2%)	7.4%
Effective tax rate	10.8%	23.4%	(1.0%)	23.5%
Net income (loss) margin	(19.8%)	5.9%	(3.3%)	5.7%
The information for the year ended January 28, 2023 was derived from the audited consolidated financial statements as of that date.
The selling, general and administrative expense rate, operating income (loss) margin and net income (loss) margin are calculated by dividing the applicable amount by total revenue.

DOLLAR TREE, INC.
Segment Information
(In millions)

	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
	(Unaudited)		(Unaudited)		(Unaudited)
Net sales:
Dollar Tree	$4,961.4		$4,296.7		$16,770.3		$15,405.7
Family Dollar	3,671.5		3,419.5		13,811.3		12,912.5
Total net sales	$8,632.9		$7,716.2		$30,581.6		$28,318.2

Gross profit:
Dollar Tree	$1,933.2	39.0%	$1,577.6	36.7%	$6,008.9	35.8%	$5,775.5	37.5%
Family Dollar	838.3	22.8%	807.9	23.6%	3,300.7	23.9%	3,146.4	24.4%
Total gross profit	$2,771.5	32.1%	$2,385.5	30.9%	$9,309.6	30.4%	$8,921.9	31.5%

Operating income (loss):
Dollar Tree	$862.6	17.4%	$721.3	16.8%	$2,278.8	13.6%	$2,536.0	16.5%
Family Dollar	(2,617.8)	(71.2%)	1.4	0.0%	(2,663.5)	(19.3%)	127.5	1.0%
Corporate, support and other	(135.8)	(1.6%)	(104.6)	(1.4%)	(497.1)	(1.6%)	(427.2)	(1.5%)
Total operating income (loss)	$(1,891.0)	(21.9%)	$618.1	8.0%	$(881.8)	(2.9%)	$2,236.3	7.9%
The information for the year ended January 28, 2023 was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Balance Sheets
(In millions)

	February 3, 2024	January 28, 2023
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$684.9	$642.8
Merchandise inventories	5,112.8	5,449.3
Other current assets	335.0	275.0
Total current assets	6,132.7	6,367.1

Restricted cash	72.3	68.5
Property, plant and equipment, net	6,144.1	4,972.2
Operating lease right-of-use assets	6,488.3	6,458.0
Goodwill	913.8	1,983.1
Trade name intangible asset	2,150.0	3,100.0
Deferred tax asset	9.0	15.0
Other assets	113.3	58.2
Total assets	$22,023.5	$23,022.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of operating lease liabilities	$1,513.0	$1,449.6
Accounts payable	2,063.8	1,899.8
Income taxes payable	52.7	58.1
Other current liabilities	1,067.2	817.7
Total current liabilities	4,696.7	4,225.2
Long-term debt, net	3,426.3	3,421.6
Operating lease liabilities, long-term	5,447.6	5,255.3
Deferred income taxes, net	841.1	1,105.7
Income taxes payable, long-term	22.0	17.4
Other liabilities	276.7	245.4
Total liabilities	14,710.4	14,270.6
Shareholders' equity	7,313.1	8,751.5
Total liabilities and shareholders' equity	$22,023.5	$23,022.1
The January 28, 2023 information was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Condensed Consolidated Statements of Cash Flows
(In millions)

	53 Weeks Ended	52 Weeks Ended
	February 3, 2024	January 28, 2023
	(Unaudited)

Cash flows from operating activities:
Net income (loss)	$(998.4)	$1,615.4
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	1,069.0	—
Depreciation and amortization	841.0	767.9
Provision for deferred income taxes	(258.6)	123.0
Stock-based compensation expense	96.7	110.4
Impairments, excluding goodwill	1,461.5	40.0
Other non-cash adjustments to net income (loss)	20.7	23.7

Changes in operating assets and liabilities	452.6	(1,065.6)
Total adjustments	3,682.9	(0.6)
Net cash provided by operating activities	2,684.5	1,614.8

Cash flows from investing activities:
Capital expenditures	(2,101.3)	(1,248.8)
Payments for fixed asset disposition	(6.3)	(5.0)
Net cash used in investing activities	(2,107.6)	(1,253.8)

Cash flows from financing activities:
Proceeds from revolving credit facility	—	555.0
Repayments of revolving credit facility	—	(555.0)
Proceeds from commercial paper notes	1,067.9	—
Repayments of commercial paper notes	(1,067.9)	—
Proceeds from stock issued pursuant to stock-based compensation plans	10.0	9.3
Cash paid for taxes on exercises/vesting of stock-based compensation	(40.0)	(48.6)
Payments for repurchase of stock	(500.0)	(647.5)
Net cash used in financing activities	(530.0)	(686.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1.0)	(1.2)
Net increase (decrease) in cash, cash equivalents and restricted cash	45.9	(327.0)
Cash, cash equivalents and restricted cash at beginning of period	711.3	1,038.3
Cash, cash equivalents and restricted cash at end of period	$757.2	$711.3
The information for the year ended January 28, 2023 was derived from the audited consolidated financial statements as of that date.

DOLLAR TREE, INC.
Segment Information
(Unaudited)

	14 Weeks Ended			13 Weeks Ended
	February 3, 2024			January 28, 2023
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	8,272	8,350	16,622	8,114	8,179	16,293
New stores	146	73	219	34	89	123
Re-bannered stores (a)	10	(5)	5	—	1	1
Closings	(13)	(59)	(72)	(14)	(63)	(77)
Ending	8,415	8,359	16,774	8,134	8,206	16,340
Selling Square Footage (in millions)	73.1	63.7	136.8	70.5	61.6	132.1
Growth Rate (Square Footage)	3.7%	3.4%	3.6%	1.1%	4.1%	2.5%

	53 Weeks Ended			52 Weeks Ended
	February 3, 2024			January 28, 2023
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Store Count:
Beginning	8,134	8,206	16,340	8,061	8,016	16,077
New stores	333	308	641	131	333	464
Re-bannered stores (a)	15	(15)	—	(5)	9	4
Closings	(67)	(140)	(207)	(53)	(152)	(205)
Ending	8,415	8,359	16,774	8,134	8,206	16,340
Selling Square Footage (in millions)	73.1	63.7	136.8	70.5	61.6	132.1
Growth Rate (Square Footage)	3.7%	3.4%	3.6%	1.1%	4.1%	2.5%
(a) Stores are included as re-banners when they close or open, respectively.

	53 Weeks Ended			52 Weeks Ended
	February 3, 2024			January 28, 2023
	Dollar Tree	Family Dollar	Total	Dollar Tree	Family Dollar	Total
Sales per Square Foot (b)	$234	$220	$227	$220	$214	$217
(b) Sales per square foot is calculated based on total net sales for the reporting period divided by the average selling square footage during the period.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

From time-to-time, the Company discloses certain financial measures not derived in accordance with GAAP. These non-GAAP financial measures should not be used as a substitute for GAAP financial measures, or considered in isolation, for the purposes of analyzing operating performance, financial position, liquidity, or cash flows. The non-GAAP financial measures we have disclosed include adjusted gross profit; adjusted gross margin; adjusted selling, general and administrative expenses; adjusted selling, general and administrative expense rate; adjusted operating income (loss); adjusted operating income (loss) margin; adjusted net income; adjusted effective tax rate; adjusted diluted earnings per share; and free cash flow. The Company believes providing additional information in these non-GAAP measures that exclude the unusual expenses described below is beneficial to the users of its financial statements in evaluating the Company's current operating results in relation to past periods. In addition, the Company's debt covenants exclude the impact of certain unusual expenses. The Company has included a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures in the following tables.
1.) In the first quarter of fiscal 2023, the Company recorded a $30.0 million charge to its legal reserve for West Memphis-related matters. In the fourth quarter of fiscal 2023, an additional $26.7 million charge was recorded to the legal reserve for these matters.
2.) During the fourth quarter of fiscal 2023, we announced that we had initiated a comprehensive store portfolio optimization review which involved identifying stores for closure, relocation or re-bannering based on an evaluation of current market conditions and individual store performance, among other factors. As a result of this portfolio optimization review, we plan to close approximately 970 underperforming Family Dollar stores, including approximately 600 stores to be closed in the first half of fiscal 2024, and approximately 370 stores to be closed at the end of each store's current lease term. Additionally, we identified approximately 30 underperforming Dollar Tree stores for closure and plan to close each at the end of the store's current lease term. In the fourth quarter of fiscal 2023, we incurred $594.4 million of charges in connection with the store portfolio optimization review, comprised of $503.9 million of store long-lived asset impairment charges, $80.6 million of inventory markdowns, $5.6 million of capitalized distribution cost impairment and $4.3 million in third party consulting fees incurred related to the review.
3.) In the fourth quarter of fiscal 2023, the Company performed its annual impairment testing of goodwill and nonamortizing intangible assets. The impairment test of nonamortizing intangible assets indicated that the carrying value of the Family Dollar trade name exceeded its estimated fair value resulting in the recognition of a $950.0 million impairment charge in the fourth quarter of fiscal 2023. The goodwill impairment test indicated that the fair value of the Family Dollar reporting unit was lower than its carrying value resulting in the recognition of a $1,069.0 million impairment charge in the fourth quarter of fiscal 2023.
In addition, the Company discloses free cash flow, a non-GAAP financial measure that we calculate as net cash provided by operating activities less capital expenditures. The Company believes free cash flow is an important indicator of our liquidity as it measures the amount of cash we generate from our business operations. Free cash flow may not represent the amount of cash flow available for general discretionary use, because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. The Company has included a reconciliation of free cash flow to the most comparable GAAP measures in the following tables.

Reconciliation of Adjusted Gross Profit	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Gross profit (GAAP)	$2,771.5	32.1%	$2,385.5	30.9%	$9,309.6	30.4%	$8,921.9	31.5%
Add: Inventory markdowns - store closures	80.6	0.9%	—	0.0%	80.6	0.3%	—	0.0%
Add: Distribution costs - store closures	5.6	0.1%	—	0.0%	5.6	0.0%	—	0.0%
Adjusted gross profit (Non-GAAP)	$2,857.7	33.1%	$2,385.5	30.9%	$9,395.8	30.7%	$8,921.9	31.5%

Reconciliation of Adjusted Gross Profit - Family Dollar Segment	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Gross profit (GAAP)	$838.3	22.8%	$807.9	23.6%	$3,300.7	23.9%	$3,146.4	24.4%
Add: Inventory markdowns - store closures	80.6	2.2%	—	0.0%	80.6	0.6%	—	0.0%
Add: Distribution costs - store closures	5.6	0.2%	—	0.0%	5.6	0.0%	—	0.0%
Adjusted gross profit (Non-GAAP)	$924.5	25.2%	$807.9	23.6%	$3,386.9	24.5%	$3,146.4	24.4%
Gross profit margin is calculated as gross profit (i.e., net sales less cost of sales) divided by net sales.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

Reconciliation of Adjusted Selling, General and Administrative Expenses	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Selling, general and administrative expenses (GAAP)	$4,669.5	54.0%	$1,771.9	22.9%	$10,213.6	33.4%	$6,699.1	23.6%
Deduct: Goodwill impairment	1,069.0	12.4%	—	0.0%	1,069.0	3.5%	—	0.0%
Deduct: Trade name intangible asset impairment	950.0	11.0%	—	0.0%	950.0	3.1%	—	0.0%
Deduct: Long-lived asset impairment	503.9	5.8%	—	0.0%	503.9	1.7%	—	0.0%
Deduct: Legal reserve	26.7	0.3%	—	0.0%	56.7	0.2%	—	0.0%
Deduct: Other consulting fees	4.3	0.1%	—	0.0%	4.3	0.0%	—	0.0%
Total adjustments	2,553.9	29.6%	—	0.0%	2,583.9	8.5%	—	0.0%
Adjusted selling, general and administrative expenses (Non-GAAP)	$2,115.6	24.4%	$1,771.9	22.9%	$7,629.7	24.9%	$6,699.1	23.6%

Reconciliation of Adjusted Selling, General and Administrative Expenses - Family Dollar Segment	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Selling, general and administrative expenses (GAAP)	$3,460.2	94.0%	$809.0	23.6%	$5,975.6	43.2%	$3,026.7	23.4%
Deduct: Goodwill impairment	1,069.0	29.1%	—	0.0%	1,069.0	7.7%	—	0.0%
Deduct: Trade name intangible asset impairment	950.0	25.8%	—	0.0%	950.0	6.9%	—	0.0%
Deduct: Long-lived asset impairment	493.1	13.4%	—	0.0%	493.1	3.6%	—	0.0%
Deduct: Legal reserve	26.7	0.7%	—	0.0%	56.7	0.4%	—	0.0%
Total adjustments	2,538.8	69.0%	—	0.0%	2,568.8	18.6%	—	0.0%
Adjusted selling, general and administrative expenses (Non-GAAP)	$921.4	25.0%	$809.0	23.6%	$3,406.8	24.6%	$3,026.7	23.4%

Reconciliation of Adjusted Selling, General and Administrative Expenses - Dollar Tree Segment	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Selling, general and administrative expenses (GAAP)	$1,070.6	21.6%	$856.5	19.9%	$3,730.2	22.2%	$3,239.7	21.0%
Deduct: Long-lived asset impairment	10.8	0.2%	—	0.0%	10.8	0.1%	—	0.0%
Total adjustments	10.8	0.2%	—	0.0%	10.8	0.1%	—	0.0%
Adjusted selling, general and administrative expenses (Non-GAAP)	$1,059.8	21.4%	$856.5	19.9%	$3,719.4	22.1%	$3,239.7	21.0%

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

Reconciliation of Adjusted Operating Income	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Operating income (loss) (GAAP)	$(1,891.0)	(21.9%)	$618.1	8.0%	$(881.8)	(2.9%)	$2,236.3	7.9%
Gross profit adjustments:
Add: Inventory markdowns - store closures	80.6	0.9%	—	0.0%	80.6	0.3%	—	0.0%
Add: Distribution costs - store closures	5.6	0.1%	—	0.0%	5.6	0.0%	—	0.0%
SG&A adjustments:
Add: Goodwill impairment	1,069.0	12.4%	—	0.0%	1,069.0	3.5%	—	0.0%
Add: Trade name intangible asset impairment	950.0	11.0%	—	0.0%	950.0	3.1%	—	0.0%
Add: Long-lived asset impairment	503.9	5.8%	—	0.0%	503.9	1.6%	—	0.0%
Add: Legal reserve	26.7	0.3%	—	0.0%	56.7	0.2%	—	0.0%
Add: Other consulting fees	4.3	0.1%	—	0.0%	4.3	0.0%	—	0.0%
Total adjustments	2,640.1	30.6%	—	0.0%	2,670.1	8.7%	—	0.0%
Adjusted operating income (Non-GAAP)	$749.1	8.7%	$618.1	8.0%	$1,788.3	5.8%	$2,236.3	7.9%

Reconciliation of Adjusted Operating Income - Family Dollar Segment	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Operating income (loss) (GAAP)	$(2,617.8)	(71.2%)	$1.4	0.0%	$(2,663.5)	(19.3%)	$127.5	1.0%
Gross profit adjustments:
Add: Inventory markdowns - store closures	80.6	2.2%	—	0.0%	80.6	0.6%	—	0.0%
Add: Distribution costs - store closures	5.6	0.2%	—	0.0%	5.6	0.0%	—	0.0%
SG&A adjustments:
Add: Goodwill impairment	1,069.0	29.1%	—	0.0%	1,069.0	7.7%	—	0.0%
Add: Trade name intangible asset impairment	950.0	25.8%	—	0.0%	950.0	6.9%	—	0.0%
Add: Long-lived asset impairment	493.1	13.4%	—	0.0%	493.1	3.6%	—	0.0%
Add: Legal reserve	26.7	0.7%	—	0.0%	56.7	0.4%	—	0.0%
Total adjustments	2,625.0	71.4%	—	0.0%	2,655.0	19.2%	—	0.0%
Adjusted operating income (loss) (Non-GAAP)	$7.2	0.2%	$1.4	0.0%	$(8.5)	(0.1%)	$127.5	1.0%

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

Reconciliation of Adjusted Operating Income - Dollar Tree Segment	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Operating income (GAAP)	$862.6	17.4%	$721.3	16.8%	$2,278.8	13.6%	$2,536.0	16.5%
SG&A adjustment:
Add: Long-lived asset impairment	10.8	0.2%	—	0.0%	10.8	0.1%	—	0.0%
Total adjustments	10.8	0.2%	—	0.0%	10.8	0.1%	—	0.0%
Adjusted operating income (Non-GAAP)	$873.4	17.6%	$721.3	16.8%	$2,289.6	13.7%	$2,536.0	16.5%

Reconciliation of Adjusted Net Income	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Net income (loss) (GAAP)	$(1,709.8)		$452.2		$(998.4)		$1,615.4
Gross profit adjustments:
Add: Inventory markdowns - store closures	80.6		—		80.6		—
Add: Distribution costs - store closures	5.6		—		5.6		—
SG&A adjustments:
Add: Goodwill impairment	1,069.0		—		1,069.0		—
Add: Trade name intangible asset impairment	950.0		—		950.0		—
Add: Long-lived asset impairment	503.9		—		503.9		—
Add: Legal reserve	26.7		—		56.7		—
Add: Other consulting fees	4.3		—		4.3		—
Total adjustments	2,640.1		—		2,670.1		—
Provision for income taxes on adjustments	(374.6)		—		(378.4)		—
Adjusted net income (Non-GAAP)	$555.7		$452.2		$1,293.3		$1,615.4

Reconciliation of Adjusted Effective Tax Rate	14 Weeks Ended		13 Weeks Ended		53 Weeks Ended		52 Weeks Ended
	February 3, 2024		January 28, 2023		February 3, 2024		January 28, 2023
Effective tax rate (GAAP)	10.8%		23.4%		(1.0%)		23.5%
Add: Tax impact of non-GAAP adjustments (c)	12.3%		0.0%		24.1%		0.0%
Adjusted effective tax rate (Non-GAAP)	23.1%		23.4%		23.1%		23.5%
(c) Adjustments related to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant tax rates.

DOLLAR TREE, INC.
Reconciliation of Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

Reconciliation of Adjusted Diluted Earnings Per Share	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Diluted net income (loss) per share (GAAP)	$(7.85)	$2.04	$(4.55)	$7.21
Gross profit adjustments:
Add: Inventory markdowns - store closures	0.37	—	0.37	—
Add: Distribution costs - store closures	0.03	—	0.02	—
SG&A adjustments:
Add: Goodwill impairment	4.91	—	4.87	—
Add: Trade name intangible asset impairment	4.36	—	4.33	—
Add: Long-lived asset impairment	2.31	—	2.29	—
Add: Legal reserve	0.12	—	0.26	—
Add: Other consulting fees	0.02	—	0.02	—
Total adjustments	12.12	—	12.16	—
Provision for income taxes on adjustments	(1.72)	—	(1.72)	—
Adjusted diluted net income per share (Non-GAAP)	$2.55	$2.04	$5.89	$7.21

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow	14 Weeks Ended	13 Weeks Ended	53 Weeks Ended	52 Weeks Ended
	February 3, 2024	January 28, 2023	February 3, 2024	January 28, 2023
Net cash provided by operating activities (GAAP)	$1,254.9	$880.7	$2,684.5	$1,614.8
Deduct:
Capital expenditures	(784.1)	(328.0)	(2,101.3)	(1,248.8)
Free cash flow (Non-GAAP)	$470.8	$552.7	$583.2	$366.0

Net cash used in investing activities (GAAP) (d)	$(785.3)	$(327.9)	$(2,107.6)	$(1,253.8)
Net cash used in financing activities (GAAP)	(228.1)	(349.0)	(530.0)	(686.8)
(d) Net cash used in investing activities includes capital expenditures, which is included in our computation of free cash flow.